EXHIBIT 10.1


                             CONTRACT OF EMPLOYMENT

                                     between

                        AMCOR WHITE CAP DEUTSCHLAND GmbH


                                       and



                                 Peter Konieczny

                             born on March 20, 1965

                              currently resident in

                      Am Sonnenberg 14, D-97246 Eibelstadt
                                     Germany

1.   Whole Agreement
     ---------------

     This Agreement between you and Amcor White Cap Deutschland GmbH represents the whole of the agreement reached regarding your employment. This contract is effective from 1st September 2004.

     Amcor shall mean Amcor Ltd., Australia, with all its companies of the whole group structure. Amcor White Cap Deutschland GmbH and Amcor White Cap are part of the group structure.

2.   Function and Position
     ---------------------

     You are employed as Managing Director, Amcor White Cap. The tasks associated with the position are listed in a separate job description, which has been forwarded to you separately. Amcor may reallocate duties and responsibilities after agreeing the changes with you.

     This position will be based in Hannover/Germany.

     In your position you will be a member of the Amcor Senior Management Team and "Leitender Angestellter" according to paragraph 5.3.1 of the German BetrVG.

3.   Performance Review
     ------------------

     Your performance will be formally reviewed at least once each year and this will form the basis of the annual salary review, which will take place normally as at 1 October. The next salary review will take place as at 1 October 2005.

4.   Duties and Compliance
     ---------------------

     You will report to the Group Managing Director, Amcor Rentsch & Closures. You will perform your duties and responsibilities in accordance with reasonable directions and will keep Amcor informed of any developments in relation to your role. You will abide by all ethical standards, policies and procedures that relate to the operation of the business including Amcor White Cap's / Amcor's Environmental and Safety Policies and Procedures. You will use your best endeavours to promote, develop and extend the business interests of Amcor White Cap devote your full time and attention to Amcor White Cap's business and honestly and diligently carry our your duties and responsibilities. You shall not without the written consent of the Group Managing Director Amcor Rentsch & Closures directly or indirectly engage in any other business activity.

5.   Salary and other compensation elements
     --------------------------------------

5.1.   Annual Gross Salary
       -------------------

     The annual gross salary for your activities amounts to Euro 200.040,--. This amount is paid in 12 monthly salaries amounting to Euro 16.670,--.

     Amcor White Cap Deutschland GmbH will reimburse you for reasonable cost that you necessarily incur in the performance of your duties. Claiming of expenses will be in accordance with Amcor White Cap policy and administrative systems.

5.2.   Annual Performance Bonus (Management Incentive Program)
       -------------------------------------------------------

     Provided the qualitative and quantitative targets set together with your manager are achieved, you may benefit from an additional performance bonus as per the Executive Bonus Policy. This performance bonus may range from 0% to a maximum 50% of the annual salary dependent on the degree of target attainment. Your Base Level Performance Bonus for the attached Executive Bonus Policy and this agreement is 35%.

     For the business year 2004/2005 the targets set for the bonus program will be 40% Company Objectives and 60% Personal objectives as to be agreed between you and the Group Managing Director, Amcor Rentsch & Closures by December 31, 2004 the latest.

     As of the business year 2005/2006 the weighting will be 60% Company objectives and 40% Personal objectives, or as may be agreed between the parties.

     The performance bonus is based on the regulations for performance bonuses applicable at the time and the Company reserves the right to alter the performance bonus program at any time at its full discretion. Even if the Company pays or has paid a performance bonus to one or more of its employees over one or several years, no entitlement to a bonus payment in the future arises there from.

5.3.   Statutory deductions, Company Pension and Health Insurance
       ----------------------------------------------------------

     The gross salary is reduced by the employee's portion of the premiums for social security and applicable German taxes.

5.4.   Company Pension
       ---------------

     You will be covered under the Amcor White Cap Company pension scheme for managers, which foresees currently a pension of 1,2% of final base salary per year of service (up to a maximum of 36%). Details will be confirmed in a separate contract.

     Alternatively, you can elect a private pension arrangement. The Company will pay up to Euro 12.000 per year into such an arrangement.

     By December 31, 2004 you have to advise us which company pension arrangement you choose.

5.5.   Accident Insurance
       ------------------

     The Company will arrange an accident insurance that covers job related and private accidents up to the following limits:

     a) Euro 440.000 in case of invalidity
     b) Euro 220.000 in case of death

5.6.   Company car
       -----------

     A car will be at your disposal as per the Amcor White Cap Company Car Policy (Audi A6 or comparable size of car).

5.7.   Relocation Support
       ------------------

     You advised us that you plan to relocate with your family to Hannover mid 2006. In relation to your relocation to Hannover, the Company will assist as follows:

          o Transportation cost to pack and ship your belongings from your current home in Eibelstadt to Hannover
          o Payment/reimbursement of temporary accommodation cost up to a maximum net amount of Euro 10.000,--.

6.   Working times
     -------------

     The weekly normal working time is 40 hours according to the working time regulations.

7.   Overtime
     --------

     In view of the importance of your position, you agree to perform supplementary work within a reasonable framework. Overtime will neither be remunerated separately nor compensated by granting extra time off, it is included in the salary.

8.   Travel
     ------

     You will be required to undertake travel for business purposes. Air travel is to be at Economy class level. Single flights exceeding a total flying time of 4 hours is at Business Class level.

9.   Human Resources Policies
     ------------------------

     You are entitled to the benefits of Amcor human resources policies. You also have responsibilities under the policies both to your co-workers and to Amcor White Cap and Amcor White Cap Deutschland GmbH.

     You will be included in the Amcor-wide international management development process for senior managers. This process includes an annual assessment of your performance and potential, the establishment of a personal development plan and the participation in Amcor Ltd. wide succession planning and capabilities assessments, which are reviewed by the Amcor Ltd. board of management on a regular basis.

     Amcor White Cap Deutschland GmbH / Amcor White Cap / Amcor may vary or replace the terms of its human resources policies and introduce new policies. Each policy will apply to you as it exists from time-to-time.

10.  Continued pay in case of sickness, accident and permanent disability
     --------------------------------------------------------------------

     The entitlement to continued payment of salary covers the duration of such inability to work up to a maximum period of 12 months after the 7th week of sickness.

     Provided your health insurance pays any benefits for the 12 months period mentioned in this paragraph, the salary will be reduced by this amount.

11.  Holiday entitlement
     -------------------

     You are entitled to 30 working days of holidays per year.

12.  Termination of Employment
     -------------------------

12.1 Termination of Employment on Notice - Employee
     ----------------------------------------------

     You may terminate your employment by giving not less than 12 months written notice to the end of each quarter to Amcor White Cap Deutschland GmbH. Amcor White Cap Deutschland GmbH may require you to work this notice period. You may request Amcor White Cap Deutschland GmbH to waive part or all of this notice period. Amcor White Cap Deutschland GmbH may, at its sole discretion, agree to waive such period(s) requested, but if it does, no payment will be made to you on account of such notice Amcor White Cap Deutschland GmbH agrees to waive. If you give notice under this section, any outstanding performance bonus will be forfeited by you.

12.2 Termination of Employment on Notice - Employer
     ----------------------------------------------

     Amcor White Cap Deutschland GmbH may terminate your employment by giving you 12 months written notice to the end of each quarter.

     Amcor White Cap Deutschland GmbH may elect to pay your salary and your Base Level Performance Bonus on a pro rata basis from the beginning of the relevant performance year to the date of termination, as defined under Clause 5 and inclusive of future salary review adjustments to items within that Clause in lieu of notice, and to direct you not to perform any or all of your duties and responsibilities during the notice period.

     If the Company terminates your employment during the first 3 years of employment, a severance payment of 50% of your Annual Base Salary as in place at the date of termination will be paid.

     This severance payment will not apply

          o in case of termination with cause (see paragraph 12.3 of this contract)

          o    after the first 3 years of employment

12.3 Summary Termination of Employment - Amcor White Cap Deutschland GmbH

     Your employment may be terminated by Amcor White Cap Deutschland GmbH immediately and without notice for the stipulations summarised in paragraph 626 of the German BGB., e.g. if you commit:

     a serious or persistent breach of any of the terms or conditions of your employment; or

     any  grossly negligent act; or

     any criminal offence for which you are convicted which, in the reasonable opinion of Amcor White Cap Deutschland GmbH, impairs your ability to perform your duties;

     any  wrongful or dishonest act or conduct which, in the reasonable  opinion
          of  Amcor  White  Cap  Deutschland   GmbH,  brings  the  company  into
          disrepute; or

     any other act which would entitle Amcor White Cap Deutschland GmbH to dismiss you summarily.



13.  Confidential Information
     ------------------------

     During your employment, you have been and will be exposed to information that is not in the public domain relating to:

          o financial affairs;
          o suppliers;
          o customers and clients (including lists of names and addresses);
          o future plans, research and development;
          o business methods, systems and strategies;
          o technical operations; and
          o pricing policies and costings,

     of businesses and enterprises within the Amcor Group. Throughout and at all times following the termination of your employment, you must not disclose this information to any unauthorised person or use it for purposes other than those of Amcor White Cap Deutschland GmbH / Amcor. In particular, you must not permit this information to be disclosed to competitors of businesses and enterprises within the Amcor Group. You must report any approach made to you to provide this information.

     You must not disclose or use, for your own purposes or those of any person associated with you, any knowledge of financial results of businesses and enterprises within the Amcor Group prior to their release to the public. In particular, you must not disclose or use any information concerning Amcor White Cap Deutschland GmbH / Amcor which, if publicly disclosed, could affect the market price of Amcor's shares.

14.  Ownership of Intellectual Property
     ----------------------------------


     You assign to Amcor White Cap Deutschland GmbH all intellectual property rights in works created while performing your contractual duties (including but not limited to copyrights, rights in computer programs, inventions, discoveries, know how, industrial designs, patents and/or other similar statutory rights, used to protect the results of any development efforts and work, and any intangible value arising out of such efforts pursuant to any jurisdiction and/or applicable law whatsoever).

     Amcor White Cap Deutschland GmbH reserves the right to acquire any inventions of yours which may arise while performing your employment activity, but not during the performance of your contractual duties.

     In case any work results could be protectable, you are obliged to inform Amcor White Cap Deutschland GmbH immediately in writing as to enable Amcor White Cap Deutschland GmbH to take all necessary steps to protect these work results in its own name.

     The rights to the work results pass to Amcor White Cap Deutschland GmbH at their occurrence. Amcor White Cap Deutschland GmbH has the sole right to market your work results and transfer your work results to third parties. The transfer of the rights in the work results include all possible rights of exploitation and rights of use known and existing for the time being and all future types of exploitation and use. Amcor White Cap Deutschland GmbH and such third parties are not obliged to mention your name in the publication of programs and other works as author. Amcor White Cap Deutschland GmbH is also entitled to amend and to alter the work products, to create derivative products, to publish or refrain from publication.

     Should the transfer of said rights not be possible pursuant to an applicable law, you waive hereby your exclusive right in favour of Amcor White Cap Deutschland GmbH, or third parties whose rights derive from Amcor White Cap Deutschland GmbH.

     The compensation for the transfer and/or use of said rights is fully remunerated by your salary as agreed in this agreement.


15.  Anti Trust
     ----------

     You must not take action or negotiate or enter into any oral or written agreement, arrangement or undertaking on behalf of Amcor White Cap Deutschland GmbH\ Amcor that could reasonably be alleged to be contrary to German trade practices law or the trade practices of other countries where you represent Amcor White Cap.

16.  Computer Use
     ------------

     Your use of Amcor's computers and all electronic networked services such as electronic mail, the internet and intranet, will be strictly in accordance with Amcor's Use of Information Technology Services policy. In particular, you must not use any unauthorised computer disk in Amcor's computer system.

17.  Company Property and Debts to the Company
     -----------------------------------------

     All equipment issued to you in connection with your employment remains the property of Amcor White Cap Deutschland GmbH. You will report any loss of equipment immediately to your Manager. Upon termination of your employment, you will immediately return to Amcor White Cap Deutschland GmbH all documents, manuals, keys, access cards and property belonging to Amcor White Cap Deutschland GmbH or to any of Amcor White Cap Deutschland GmbH clients that are in your possession or control as well as material having been prepared by you in the course of your employment. You shall not retain any copies.
     Upon termination, unless another repayment scheme has already been agreed with the Company, you authorise the Company to deduct from your final entitlements any loans, debts, overpayments or other obligations owed to the Company by you.

18.  Restrictions and Competition Ban
     --------------------------------

     Since you are likely to obtain in the course of your employment knowledge of trade secrets and confidential information with respect to products developed by Amcor White Cap, Amcor White Cap's partners, service representatives or any other confidential information about Amcor White Cap Deutschland GmbH, Amcor White Cap and the Amcor Group, you hereby agree to the following:

          (a) at any time after the termination of your employment, you must not represent yourself as connected with or interested in the business of Amcor White Cap;

          (b) during your employment and for a period of 12 months after the termination of your employment, you must not (either on your own account or for any other person, firm or company) employ, engage or endeavour to entice away from Amcor White Cap any employees, consultants, partners, suppliers or customer;

          (c) throughout and at all times after the termination of your employment, you must not disclose confidential information about Amcor White Cap or belonging to Amcor White Cap which becomes known to you during your employment;

          (d) throughout and at all times after the termination of your employment, you must not, in the course of any business, employment, consultancy or otherwise, engage in any specific project or research in relation to which the use of Amcor White Cap confidential information may reasonably be expected to put you (or any other person, firm or company) at an unfair advantage;

          (e) Should the employment contract not be terminated for reasons for which Amcor White Cap is responsible, you are obliged to refrain from any competitive activity, particularly neither to start a business on your own account, which is in competition with Amcor White Cap or one of its affiliated companies nor to serve a competitive organisation or to participate in such organisation.

               This competition ban shall be valid for the period of one year after termination of the employment contract with Amcor White Cap Deutschland GmbH or one of its affiliated companies. The competition clause shall be valid for Western and Eastern Europe with respect to companies, which produce and sell products, for which the Amcor White Cap is specialized at the time of the termination of the employment contract and for which it has a particular Know-how.

               Provided the observance of the competition ban causes provable disadvantages to you, the difference between your total monthly earnings after termination of the employment contract and your average monthly base salary in the preceding 12 months with Amcor White Cap will be paid during the period of the competition ban in monthly instalments.

               In the event of each breach of the competition ban you will be obliged to pay to Amcor White Cap Deutschland GmbH a penalty in the amount of 50% of your last gross annual salary including performance bonuses. Payment of such amount shall not relieve you of your obligation not to compete as set out above.

               In addition to the penalty you will be liable for the compensation of any damages sustained as a result of your breach, as far as possible according to the applicable law. Amcor White Cap Deutschland GmbH shall be furthermore entitled to apply for the cessation of the circumstances which constitute a breach of contract and also ask for an injunction restraining you from violation of this competition ban.


          (f) any employee rights or benefits, or employer duties, which are not expressly set out in these terms and conditions and which otherwise would be implied by law, are expressly excluded.


19.  Severance
     ---------

     If any term of your contract of employment is found to be or becomes unenforceable or contrary to law, it will be severed and this will not in any way affect the enforceability of the remaining terms.

20.  Conciliation
     ------------

     Any dispute that arises concerning your employment must undergo a conciliation process through the Human Resources Director Amcor Rentsch & Closures, and if the dispute is not resolved at this level it will undergo a further conciliation process through the Executive General Manager Human Resources & Operating Risk, Amcor Ltd. (currently Mr. Peter Wilson).

21.  General
     -------

     This Agreement between you and Amcor White Cap Deutschland GmbH is on a personal and confidential basis and should be treated as such.

22.  Applicable Law / Jurisdiction
     -----------------------------

     To the extent that the same is not specified herein, this contract is subject to the German Law. All disputes arising out of or in connection with this agreement shall be settled by the ordinary courts at the place of business of Amcor White Cap Deutschland GmbH in Hannover.


Hannover, July 30, 2004



Amcor White Cap Deutschland GmbH                         The Employee:




/s/ K. MacKenzie          /s/ K. Uphoff                  /s/ P. Konieczny
----------------          -------------                  ----------------

K. MacKenzie              K. Uphoff                      P. Konieczny